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                                   EXHIBIT 21

                         Subsidiaries of the Registrant
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CarSearch Corporation, a Delaware corporation

LoJack Midwest Corporation, a Delaware corporation

LoJack of New Jersey Corporation, a Delaware corporation

Recovery Systems, Inc.,* a Florida corporation

LoJack Holdings Corporation, a Massachusetts corporation

LoJack Venture Corporation, a Massachusetts corporation



*In Florida, Recovery Systems, Inc. does business under its tradename "LoJack of Florida."